EXHIBIT 99.1

APTEVO THERAPEUTICS REPORTS 2022 FINANCIAL RESULTS AND

PROVIDES BUSINESS UPDATE

Company Achieves Multiple Clinical and Scientific Milestones in 2022, Poised for APVO436 Phase 2 in AML 2H23, ALG.APV-527 dosing initiated 1Q23 for

Solid Tumors

SEATTLE, WA – March 30, 2023 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today reported financial results for the year ended December 31, 2022 and business highlights.

2022 Highlights

APVO436 (Acute Myeloid Leukemia)

In December 2022 we announced that APVO436, in combination with venetoclax and azacitidine, demonstrated substantial clinical activity and a favorable safety and tolerability profile in adult venetoclax treatment naïve AML patients. More specifically:

•
The combination of venetoclax and azacitidine with APVO436 in venetoclax treatment naïve response-evaluable patients in Cohort 2 of the Phase 1b study outperformed a composite benchmark across all clinical benefit categories (Benchmark Composite References:
Aldoss 2019, Maiti 2021, Morsia 2020, Garciaz 2022, Feld 2021)
•
The data, which was presented in a poster session at the 64th American Society of Hematology Annual Meeting and Exposition (ASH) in New Orleans, also showed that APVO436, when given in combination with venetoclax and azacitidine was observed to be generally safe and well tolerated
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Based on Phase 1b outcomes, we plan to initiate a Phase 2 trial in the second half of 2023 to further evaluate APVO436 in combination with venetoclax and azacitidine in venetoclax treatment naïve patients

ALG.APV-527 (solid tumors)

In September 2022, we received a “may proceed” notification from the U.S. Food and Drug Administration (FDA), allowing us and our partner, Alligator Bioscience, to initiate clinical trials evaluating the compound for the treatment of 5T4-expressing tumors in multiple solid tumor types. A first-in-human study was initiated in the first quarter of 2023.

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The first patient in this trial was dosed in February 2023. Patient recruitment is ongoing. ALG.APV-527 targets 4-1BB co-stimulatory receptor (on T lymphocytes and NK cells) and 5T4 (solid tumor antigen) and is designed to promote anti-tumor immunity.

The Preclinical Pipeline

On January 9, 2023, Aptevo filed a provisional patent with the U.S. Patent and Trademark Office (USPTO) pertaining to an anti-PD-L1 and anti-CD40 compound, APVO711, with the potential to fight a range of solid malignancies such as head and neck squamous cell carcinoma, melanoma, and carcinomas of the lung, gastrointestinal tract and colon. Aptevo initiated preclinical studies for APV0711 in the first quarter of 2023.

“2022 was a year of progress and momentum for Aptevo. As a Company we remained focused on our work, and the outcomes were both significant and impactful, while we, along with the industry, faced continued market challenges. As promised earlier in the year, we announced positive results from our Phase 1b trial evaluating APVO436 in adult patients with AML at ASH, successfully ushered our second candidate, ALG.APV-527, for evaluation in the treatment of solid tumors expressing the tumor-associated antigen 5T4, through the IND process and announced that we dosed the first patient in a Phase 1 trial in February 2023. We also announced a new pipeline molecule, APV0711, very early this year, the result of a focused and successful effort of our scientific team in 2022.”

Mr. White concluded, “I am very pleased with our slate of accomplishments in 2022. Together, they demonstrate continued progress both in the clinic and across the pipeline and set us up for another successful year in 2023.”

“In 2023 we are working to leverage the successes of 2022 to ensure we continue to progress in the clinic. For example, we are currently planning a Phase 2 trial evaluating APVO436 in adults with AML who are venetoclax treatment naïve. This process is informed by results reported in the fourth quarter 2022 showing substantial clinical activity, that outperformed a composite benchmark of similar patients, and a favorable safety and tolerability profile in every patient category we assessed. Retaining optionality for APVO436 development is critical to the planning process as we move toward trial initiation in the second half of the year,” said Dirk Huebner, MD, Chief Medical Officer at Aptevo.

Dr. Huebner continued, “Our second clinical candidate, ALG.APV-527, is a bispecific antibody with a tumor-directed 4-1BB agonistic effect and the ability to specifically stimulate antitumor-specific T cells and NK cells involved in tumor control and we are excited about its potential. The Phase 1 trial, initiated with our first patient dosed in February this year, is a multi-center, multi-cohort, open-label study that will include six cohorts in a 3+3 design. The trial will be conducted at up to 10 sites in the U.S. among adult patients with multiple solid tumor types likely to express the 5T4 antigen, including (but not limited to) non-small cell lung cancer (NSCLC), gastric/gastro-esophageal cancer and head and neck cancer. Recruitment for the trial is ongoing and we anticipate preliminary results from the study later this year.”

2022 Summary Financial Results

Cash Position: Aptevo had cash and cash equivalents as of December 31, 2022 totaling $22.6 million.

Royalty Revenue: Royalty revenue for the period covered by this report reflects revenue recorded only in the first quarter of 2022 due to our Amendment to Royalty Purchase Agreement with HCR. As a result of the amendment, we ceased reporting as royalty revenue, royalties paid by Pfizer to HCR related to Pfizer’s sales of RUXIENCE® (rituximab-pvvr). The last quarter for which we reported this royalty revenue was Q1 2022. The Amendment was effected to address a Nasdaq compliance matter and had the additional effect of eliminating the requirement to report all future Pfizer non-cash royalty revenue and extinguishing the liability that we recorded upon the initial sale of the royalties to HCR. RUXIENCE is a registered trademark of Pfizer.

Research and Development Expenses: Research and development expenses decreased by $1.1 million, to $17.9 million for the year ended December 31, 2022 from $19.0 million for the year ended December 31, 2021. The decrease was primarily due to lower spending on preclinical projects and employee costs. The decrease was partially offset by higher spending on our APVO436 Phase 1b clinical trial and getting ALG.APV-527 ready for entry into the clinic.

General and Administrative Expenses: For the year ended December 31, 2022, general and administrative expenses decreased by $0.8 million, to $13.9 million from $14.7 million for the year ended December 31, 2021. The decrease is primarily due to lower employee and consulting costs and no costs related to responding to stockholder activism matter.

Other Income (Expense): Other income (expense), net consists primarily of gain on extinguishment of liabilities, milestone income related to sale of royalties, costs related to debt extinguishment, accrued exit fees on debt, non-cash interest on financing agreements, and interest on debt.

Other Expense, Net

Other expense, net was $4.0 million for the year ended December 31, 2022 and $8.0 million for the year ended December 31, 2021. This decrease is primarily due to significant decrease of non-cash interest expenses recorded for the year ended December 31, 2022. We no longer record non-cash interest expense due to our Amendment to the Royalty Purchase Agreement in the second quarter of 2022, which eliminated the liability related to the sale of royalties. Additionally, interest expense on our MidCap Credit Agreement has decreased due to principal payments made in 2022.

Gain on Extinguishment of Liability Related to Royalties

We recorded $37.2 million in other income for the year ended December 31, 2022, due to our Amendment to Royalty Purchase Agreement. We did not have any such gain for the year ended December 31, 2021.

Milestone Income Related to Sale of Royalties

We recorded $2.5 million in other income for the year ended December 31, 2022, related to Pfizer's net sales of RUXIENCE in fiscal year 2022. Due to our Amendment to Royalty Purchase Agreement, we record Milestone Amounts from HCR when they are earned. We received the 2021 milestone payment of $10 million, net of transaction costs, in the first quarter of 2022 and recorded the proceeds received as an additional liability related to sale of royalties under ASC 470-10-25, Debt – Sales of Future Revenues or Various Other Measures of Income.

Discontinued Operations: Income from discontinued operations was $1.0 million for the year ended December 31, 2022 and 2021. For the year ended December 31, 2022, we collected $1.0 million in deferred payments from Medexus related to IXINITY sales. For the year ended December 31, 2021, we collected $0.5 million related to the 2017 sale of the hyperimmune business to Saol International Limited, and deferred payments of $0.5 million from Medexus related to IXINITY sales.

Net Income (Loss): Aptevo had net income of $8.0 million or $1.57 per share for the year ended December 31, 2022, compared to a net loss of $28.5 million or $6.07 per share for the corresponding period in 2021.

Aptevo Therapeutics Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$22,635	$45,044
Restricted cash	—	1,259
Royalty and milestone receivable	2,500	3,664
Prepaid expenses	1,571	1,823
Other current assets	744	780
Total current assets	27,450	52,570
Property and equipment, net	1,462	2,379
Operating lease right-of-use asset	5,303	1,584
Other assets	—	68
Total assets	$34,215	$56,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$3,499	$3,462
Accrued compensation	2,105	2,077
Liability related to the sale of royalties, net - short-term	—	15,465
Current portion of long-term debt	2,000	11,667
Other current liabilities	1,102	2,086
Total current liabilities	8,706	34,757
Liability related to the sale of royalties, net - long-term	—	15,580
Long-term debt	1,456	3,707
Operating lease liability	6,079	1,341
Total liabilities	16,241	55,385

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 6,466,294 and 4,898,143 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	48	47
Additional paid-in capital	223,962	215,232
Accumulated deficit	(206,036)	(214,063)
Total stockholders' equity	17,974	1,216
Total liabilities and stockholders' equity	$34,215	$56,601

Aptevo Therapeutics Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Year Ended December 31,
	2022	2021
Royalty revenue	3,114	12,292
Operating expenses:
Research and development	(17,882)	(18,994)
General and administrative	(13,873)	(14,698)
Loss from operations	(28,641)	(21,400)
Other income (expense):
Other expense from continuing operations, net	(4,027)	(8,008)
Gain on extinguishment of liability related to sale of royalties	37,182	—
Milestone income related to sale of royalties	2,500	—
Net income (loss) from continuing operations	7,014	(29,408)
Discontinued operations:
Income from discontinued operations	1,013	951
Net income (loss)	$8,027	$(28,457)

Net income (loss) per share:
Basic	$1.57	$(6.07)
Diluted	$1.57	$(6.07)
Shares used in calculation:
Basic	5,100,310	4,687,952
Diluted	5,102,914	4,687,952

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel immunotherapies for the treatment of cancer. Aptevo is seeking to improve treatment outcomes of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy and safety of its therapeutic candidates and potential use of any such candidates as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, whether the APVO436 data presented at the ASH conference will be indicative of later stage clinical trials, statements relating to the progress of Aptevo’s clinical programs, including statements relating to a Phase 2 program initiation for APVO436, whether further study of APVO436 in a Phase 2 trial focusing on a targeted patient population will continue to show clinical benefit, whether Aptevo’s final trial results will vary from its preliminary assessment, ALG.APV-527’s potential for multiple indications and the possibility of meaningful data readouts, whether APVO711 will demonstrate the ability to fight a range of solid malignancies, whether Aptevo’s provisional patent application will result in a patent or adequately protect APVO711, whether Aptevo will continue to have momentum in its business in the future, whether Pfizer can continue to generate RUXIENCE revenue for Aptevo to fully earn 2023 milestones and statements related to Aptevo’s receipt of payments from Medexus related to IXINITY sales, statements relating to Aptevo’s cash position, statements related to Aptevo’s ability to generate stockholder value, and any other statements containing the words “may,” “continue to,” “believes,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of APVO436, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, increased market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628